Exhibit 10.1

                   AMENDMENT NO. 1 TO SHARE EXCHANGE AGREEMENT

         AMENDMENT NO. 1 TO SHARE EXCHANGE AGREEMENT, dated as of January 18, 2006 (this "Amendment"), by and among LEXICON UNITED INCORPORATED, a Delaware corporation (the "Lexicon"), ATN CAPITAL & PARTICIPACOES LTDA, a Brazilian limited company (the "Company") and Omar Malheiro Silva Araujo and Manuel da Costa Fraguas, shareholders of the Company (the "Shareholders"). Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in that certain Share Exchange Agreement, dated December 12, 2005, among Lexicon, the Company and the Shareholders (the "Agreement").

                                   BACKGROUND

         Lexicon, the Company and the Shareholders are parties to the Agreement (the "Parties"), pursuant to which Lexicon will acquire Four Hundred Thousand (400,000) shares of the capital stock of ATN in exchange for Two Million (2,000,000) shares of Lexicon's common stock and a cash payment of One Hundred and Seven Thousand, Sixty Hundred and Ninety-Two Dollars ($107,692). To reflect the proper valuation of ATN's stock, the Parties wish to reduce the consideration for the Shareholders' 400,000 shares of the capital stock of ATN to 2,000,000 shares of Lexicon's common stock only.

         Section 13.2 of the Agreement provides that the Agreement may be amended by an instrument in writing signed by Lexicon, the Company and a majority in interest of the Shareholders of the Company or the duly authorized representatives of the respective parties. This Amendment satisfies the requirements of Section 13.2 and is effective to amend the Agreement.

         NOW, THEREFORE, the parties hereto, intending to be legally bound and in consideration of the mutual agreements and covenants contained herein and for such other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, agree as follows:

         1. Amendment to Paragraph B of the Recitals to the Agreement. The Agreement is hereby amended to delete paragraph B of the Recitals thereto in its entirety and in lieu thereof to insert the following new paragraph B:

                  "B. Lexicon is willing to acquire the Shares making the Company a majority-owned subsidiary of Lexicon, and the Shareholders desire to exchange their shares for shares of Lexicon's authorized but unissued Common Stock as hereinafter provided."

         2. Amendment to Section 1.1 of the Agreement. The Agreement is hereby amended to delete Section 1.1 thereof in its entirety and in lieu thereof to insert the following new Section 1.1:

                  "1.1. Exchange of Shares. Lexicon and the Shareholders hereby agree that the Shareholders shall, on the Closing Date (as hereinafter defined), exchange the Shares for 2,000,000 shares, in the aggregate, of Lexicon Common Stock, $0.001 par value (the "Lexicon Shares"). The number of shares of capital stock owned by the Shareholders and the number of Lexicon Shares which the Shareholders will be entitled to receive in the Exchange is set forth in Exhibit A hereto."

         3. Amendment to Section 8.5 of the Agreement. The Agreement is hereby amended to delete Section 8.5 thereof in its entirety and in lieu thereof to insert the following new Section 8.5:

                  "8.5. Stock Certificates. At the Closing, the Shareholders shall receive certificates representing the securities to be received pursuant hereto."

         4. Amendment to Section 12 of the Agreement. The Agreement is hereby amended to delete Section 12 thereof in its entirety and in lieu thereof to insert the following new Section 12:

         "12. THE CLOSING

                           The Closing shall take place on the second business
                  day following the satisfaction or waiver of the conditions to closing specified herein or on such other date as the Parties may agree. At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate in order to consummate the transactions contemplated hereby including evidence of due authorization of the Agreement and the transactions contemplated hereby."

         5. Amendment to Exhibit A. The Agreement is hereby amended to delete Exhibit A thereto in its entirety and in lieu thereof to insert the following new Exhibit A:

                                    EXHIBIT A
                              EXCHANGE WITH LEXICON

------------------------------ ---------------------------- ----------------------------
NAME OF SHAREHOLDER            NUMBER OF SHARES TO BE       NUMBER OF LEXICON SHARES
                               EXCHANGED                    TO BE RECEIVED
------------------------------ ---------------------------- ----------------------------
Omar Malheiro Silva Araujo     280,000                      1,400,000
------------------------------ ---------------------------- ----------------------------
Manuel da Costa Fraguas        120,000                      600,000
------------------------------ ---------------------------- ----------------------------
                               400,000                      2,000,000
------------------------------ ---------------------------- ----------------------------

         6. Agreement Remains in Force. Except as expressly set forth in this Amendment, the Agreement remains unmodified and in full force and effect.

         7. Miscellaneous. This Amendment and the Agreement constitute the entire understanding among the parties hereto with respect to the subject matter hereof and may not be further amended, modified or supplemented except as specified in the Agreement. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the Parties actually executing such counterpart, and all of which, when taken together, shall constitute one instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                     LEXICON UNITED INCORPORATED


                                     By:  /s/ Elie Saltoun
                                          -------------------------------------
                                          Name: Elie Saltoun
                                          Title: Chief Executive Officer


                                     ATN CAPITAL & PARTICIPACOES LTDA.


                                     By:  /s/ Manuel da Costa Fraguas
                                          -------------------------------------
                                          Name: Manuel da Costa Fraguas
                                          Title: Director

                                     By:  /s/ Malheiro da Silva Araujo
                                          -------------------------------------
                                          Name: Omar Malheiro da Silva Araujo
                                          Title: Director



                                     MANUEL DA COSTA FRAGUAS

                                     /s/ Manuel da Costa Fraguas
                                     -------------------------------------------


                                     OMAR MALHEIRO DA SILVA ARAUJO

                                     /s/ Malheiro da Silva Araujo
                                     -------------------------------------------